AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1997.

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             BASIN EXPLORATION, INC.
              (Exact names of registrants as specified in charters)


           DELAWARE                                   84-1143307
(State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)


                       370 SEVENTEENTH STREET, SUITE 3400
                             DENVER, COLORADO 80202
                                 (303) 685-8000
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                      ------------------------------------

                             HOWARD L. BOIGON, ESQ.
                 VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                       370 SEVENTEENTH STREET, SUITE 3400
                             DENVER, COLORADO 80202
                                 (303) 685-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    COPY TO:

                                PAUL HILTON, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400

                      ------------------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFERING: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED BY THE REGISTRANT.

                      ------------------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     /  /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.   /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   /  /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   /  /
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   /  /

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                             Proposed          Proposed
                                            Amount            maximum           maximum
       Title of each class of                to be        offering price       aggregate            Amount of
     securities to be registered         registered(1)      per unit(2)  offering price(1)(3)   registration fee(3)
-------------------------------------------------------------------------------------------------------------------

Debt Securities(4)
Common Stock, par value
  $.01 per share(5)(6)                    $200,000,000            100%          $200,000,000          $60,607
Preferred Stock, par value
  $.01 per share(7)
Warrants(8)

===================================================================================================================

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $200,000,000.
(4) Subject to Footnote (3), there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the Registrant. If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $200,000,000. There are also being registered hereunder an indeterminate principal amount of Debt Securities as may be issuable upon exercise of Warrants registered hereby. Included in the shares of Common Stock registered hereunder are shares owned by a selling stockholder. See "Selling Stockholder."
(5) Subject to Footnote (3), there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities, Preferred Stock or exercise of Warrants registered hereby.
(6) This Registration Statement also applies to rights under the Company's Stockholders' Rights Plan, which are attached to and tradeable only with the Common Stock registered hereby. No registration fees are required for such rights and the shares underlying such rights as they will be issued for no additional consideration.
(7) Subject to Footnote (3), there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of shares of Preferred Stock of the Registrant as may be issuable upon the conversion of Debt Securities or the exercise of Warrants registered hereby.
(8) Subject to Footnote (3), there are being registered hereunder an indeterminate number of Warrants to purchase Debt Securities, Common Stock or Preferred Stock as may be sold from time to time by the Registrant.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                 SUBJECT TO COMPLETION, DATED              , 1997
PROSPECTUS
                                  $200,000,000

                         BASIN EXPLORATION, INC. [LOGO]

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS


     Basin Exploration, Inc. (the "Company" or "Basin") may offer from time to time (i) debt securities ("Debt Securities"), consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness in one or more series,
(ii) shares of the Company's common stock, $.01 par value ("Common Stock"),
(iii) shares of preferred stock, $.01 par value ("Preferred Stock"), in one or more series, or (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock. The foregoing securities are collectively referred to as the "Securities." Any Securities may be offered with other Securities or separately. The Securities will be offered at an aggregate initial offering price not to exceed US $200,000,000 or the equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities of the Company are issued in principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company at prices and on terms to be determined at the time of sale.

SEE "RISK FACTORS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

     This Prospectus will be supplemented by one or more accompanying Prospectus Supplements, which will set forth with regard to the particular Securities in respect of which this Prospectus is being delivered (i) in the case of Debt Securities, the title; aggregate principal amount; currency of denomination (which may be in U.S. dollars, in any other currency, currencies or currency unit, including the European Currency Unit); maturity; interest rate, if any (which may be fixed or variable), or method of calculation thereof; time of payment of any interest; form of payment of any interest whether in the form of cash, additional Debt Securities, Common Stock or some combination thereof; any terms for redemption at the option of the Company or the holder; any terms for sinking fund payments; any index or other method used to determine the amounts payable; the ranking of such Debt Securities (whether senior, senior subordinated or subordinated); any conversion or exchange rights, at the option of the Company or the holder; any listing on a securities exchange; the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities; (ii) in the case of Common Stock, the number of shares of Common Stock, the terms of the offering thereof and information regarding the selling stockholder, if any; (iii) in the case of Preferred
Stock, the designation, stated value and liquidation preference per share; the initial public offering price per share and the number of shares to be offered; dividend rate (or method of calculation); dates on which dividends shall be payable and dates from which dividends shall accrue; any redemption or sinking fund provisions; any conversion or exchange rights; any listing of the Preferred Stock on a securities exchange; and any other terms in connection with the offering and sale of such Preferred Stock; and (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Securities issuable upon their exercise; the exercise price; any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.

     The Company's Common Stock is quoted on the Nasdaq National Market (Symbol:
"BSNX"). Each Prospectus Supplement will indicate if the Securities offered thereby will be quoted on any market or listed on any securities exchange.

     The Company may sell Securities to or through one or more underwriters, and may also sell Securities directly to other purchasers or through agents. See "Plan of Distribution." Each Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

              The date of this Prospectus is September   , 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional
Offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information relating to the Company can be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, Washington, D.C., 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered by this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is hereby made to such Registration Statement, including the exhibits filed therewith. The Registration Statement and the exhibits thereto can be obtained by mail from or inspected and copied at the public reference facilities maintained by the Commission as described in the prior paragraph.

     The Company distributes to its stockholders annual reports containing audited consolidated financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     (1) Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997;

     (2) Amendment to Annual Report on Form 10-K for the year ended December 31, 1996 on Form 10-K/A-1, filed with the Commission on June 5, 1997;

     (3) Quarterly Report on Form 10-Q for the period ended March 31, 1997, filed with the Commission on May 15, 1997;

     (4) Quarterly Report on Form 10-Q for the period ended June 30, 1997, filed with the Commission on August 12, 1997;

     (5) Registration Statement on Form 8-A filed with the Commission on February 27, 1996, relating to the Company's Stockholders' Rights Plan;

     (6) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated April 24, 1992, filed with the Commission on April 27, 1992.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the oral or written request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Secretary, 370 Seventeenth Street, Suite 3400, Denver, Colorado 80202, telephone: (303) 685-8000, facsimile: (303) 685-8010.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes and incorporates by reference statements that are not purely historical and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included or incorporated by reference in this Prospectus, involve risks and uncertainties that could cause actual results to differ from projected results. Such statements address activities, events or developments that the Company expects, believes, projects, intends or anticipates will or may occur, including such matters as future capital, development and exploration expenditures (including the amount and nature thereof), drilling of wells, future production of oil and gas, business strategies, cash flow and anticipated liquidity, prospect development and property acquisition, or marketing of oil and gas. Factors that could cause actual results to differ materially ("Cautionary Disclosures") include, among others: general economic conditions, the market price of oil and natural gas, the risks associated with exploration, the Company's ability to find, acquire, market, develop and produce new properties, operating hazards attendant to the oil and natural gas business, downhole drilling and completion risks that are generally not recoverable from third parties or insurance, concentration of the Company's production in a small number of properties in the Gulf of Mexico, uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures, potential mechanical failure of individually significant productive wells, the strength and financial resources of the Company's competitors, the Company's ability to find and retain skilled personnel, climatic conditions, labor relations, availability and cost of material and equipment, delays in anticipated start-up dates, environmental risks, the results of financing efforts, actions or inactions of third-party operators of the Company's properties, regulatory developments, and other factors described in this Prospectus and in any Prospectus Supplement and in the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Commission. Many of such factors are beyond the Company's ability to control or predict. All forward-looking statements included or incorporated by reference in this Prospectus are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward-looking statements as a result of new information, future events or otherwise. Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct or that the Company will take any actions that may presently be planned. Prospective investors are cautioned not to put undue reliance on forward- looking statements. Certain important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus. All written and oral forward- looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Disclosures.

                                  RISK FACTORS

     Prospective purchasers of the Securities should carefully read this Prospectus, any Prospectus Supplement delivered herewith, and the documents incorporated by reference herein and therein. Ownership of Securities involves certain risks. In determining whether to purchase the Securities, prospective investors should consider carefully the following risk factors and the other information contained in this Prospectus, in addition to the other risk factors and information set forth in any Prospectus Supplement delivered herewith.

OIL AND GAS PRICES; HEDGING

     Basin's revenues and profitability are substantially dependent upon prevailing prices for oil, gas and natural gas liquids. For much of the past decade, the markets for oil and natural gas have been extremely volatile. The Company anticipates that such markets will continue to be volatile in the foreseeable future. In general, future prices of oil, gas and natural gas liquids are dependent upon numerous external factors such as various economic, political and regulatory developments and competition from other sources of energy. The unsettled nature of the energy market and the unpredictability of worldwide political developments, including, for example, actions of OPEC members, make it particularly difficult to estimate future prices of oil, gas and natural gas liquids. Any significant decline in the price of oil, gas or natural gas liquids for an extended period would have a material adverse effect on the Company's financial condition and results of operations, and would, under certain circumstances, result in a reduction in funds available under the Company's bank credit facilities and impair access to other sources of capital.

     From time to time, as conditions are deemed to warrant, the Company enters into energy price swap arrangements to reduce its sensitivity to oil and gas price volatility. Such arrangements are subject to a number of risks. If the Company's reserves are not produced at the rates estimated by the Company due to inaccuracies in the reserve estimation process, operational difficulties or regulatory limitations, the Company would be required to satisfy its obligations under hedging contracts on potentially unfavorable terms without the ability to hedge that risk through sales of comparable quantities of its own production. Further, the terms under which the Company enters into hedging contracts are based on assumptions and estimates of numerous factors such as cost of production and pipeline and other transportation costs to delivery points. Under financial instrument contracts, the Company may also be at risk for basis differential, which is the difference in the quoted financial price for contract settlement and the actual price received at the physical point of delivery. Substantial variations between the assumptions and estimates used by the Company and actual results experienced could materially adversely affect the Company's anticipated profit margins and its ability to manage the risk associated with fluctuations in oil and gas prices. In addition, hedging contracts are subject to the risk that the other party may prove unable or unwilling to perform its obligations under such contracts. Any significant nonperformance could have a material adverse financial effect on the Company. Furthermore, hedging contracts limit the benefits the Company would realize if actual prices rise above the contract prices.

REPLACEMENT OF RESERVES

     Basin's future success depends upon its ability to find, develop and/or acquire additional oil and gas reserves at prices that permit profitable operations. Except to the extent that Basin conducts successful development, exploitation or exploration activities or acquires properties containing proved reserves, the proved reserves of Basin will decline. The rate of decline depends upon reservoir characteristics and varies from the steep decline rate characteristic of Gulf of Mexico reservoirs, where Basin has most of its production, to the relatively slow decline rate characteristic of the long-lived fields in the Rocky Mountain region, where the Company's other properties are located. The market for acquiring proved reserves is extremely competitive, and the Company may not be able to buy reserves for development and exploitation at prices it considers to be reasonable or within its budgets. The cost of drilling, completing and operating wells may vary significantly from initial estimates. Basin's drilling operations may be unsuccessful or may be curtailed, delayed or canceled as a result of numerous factors not within Basin's control, including but not limited to title problems, weather conditions, compliance with governmental requirements, shortage of capital, mechanical difficulties and shortages or delays in the delivery of drilling rigs or other equipment. Accordingly, there can be no assurance that Basin's acquisition, development, exploitation and exploration activities will result in reserves added at acceptable costs.

ACQUISITION RISKS

     Acquisitions of producing oil and gas properties have been a key element of Basin's success, and Basin will continue to seek acquisitions in the future. Even though Basin performs a review of the properties in connection with its acquisitions which it believes is consistent with industry practices, such reviews are inherently incomplete, and the evaluations resulting therefrom are necessarily inexact and uncertain. It is generally not feasible to review in depth every property and all records in connection with an acquisition of many properties, particularly when the seller does not operate the property. Ordinarily Basin will focus its due diligence efforts on the higher valued properties and will spot-check the remainder. However, even an in-depth review of properties and records may not necessarily reveal existing or potential problems nor will it permit a buyer to become familiar enough with the properties to assess fully their deficiencies and capabilities. Inspections may not be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Contractual indemnities may not be obtainable, and the Company may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with the Company's expectations.

EXPLORATION RISKS

     With the sale of its D-J Basin properties in 1996, and its initiation of exploration activities in the Gulf of Mexico, the Company currently is spending a large portion of its capital budget on exploration. Exploration activities involve substantially more risk than development or exploitation activities. Although the Company believes that its use of 3-D seismic data and other advanced technologies should increase the probability of success of its exploratory wells and should reduce average finding costs through elimination of prospects that might otherwise be drilled solely on the basis of 2-D seismic data and other traditional methods, exploratory drilling remains a speculative activity. Even when fully utilized and properly interpreted, 3-D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not conclusively allow the interpreter to know if hydrocarbons will in fact be present in such structures. In addition, the use of 3-D seismic data and such technologies requires greater predrilling expenditures than traditional drilling strategies and the Company could incur losses as a result of such expenditures. Failure of the Company's exploration activities would have a material adverse effect on the Company's future results of operations and financial condition. The Company had conducted no previous operations in the Gulf of Mexico prior to the opening of its regional office in late 1995 in Houston, Texas. This operating area is highly competitive and the Company's success in its activities there will depend on its ability to attract and retain geoscientists and other professional staff with extensive experience operating in the area. The Company's Houston office currently has a staff that includes seven geoscientists and petroleum engineers plus 3 engineering consultants, all of whom are experienced in Gulf Coast operations. Loss of these experienced personnel could have a material adverse impact on the Company's ability to compete in this area.

FUTURE CAPITAL REQUIREMENTS

     The Company will require substantial additional capital to further develop and explore its properties and to acquire additional properties. Cash flows from operations, to the extent available, will be used to fund these expenditures. The Company may seek additional capital from traditional reserve base borrowings, equity and debt offerings, joint ventures, and/or production payment financing. The Company's ability to access additional capital will depend significantly on its continued success in exploring for and developing its reserves and the status of the capital markets at the time such capital is sought. Accordingly, there can be no assurance that capital will be available to the Company from any source or that, if available, it will be on terms acceptable to the Company.

Should sufficient capital not be available, the development and exploration of the Company's properties could be delayed and, accordingly, the implementation of the Company's business strategy would be adversely affected.

MARKETING OF PRODUCTION; SEASONALITY

     The marketability of Basin's production depends upon the availability and capacity of gathering systems and pipelines, the effect of federal and state regulation of such production and transportation, general economic conditions, supply of and demand for oil and natural gas, all of which could adversely affect Basin's ability to market its production. Demand for natural gas is highly seasonal, with demand generally higher in the colder winter months and in the hot summer months. As a result, the price received for spot market natural gas may vary significantly between seasonal periods. To date, the Company generally has been able to sell its available spot market natural gas at prevailing spot market prices, such that volumes sold have not materially fluctuated seasonally. There is no assurance, however, that the Company will be able to continue to achieve this result.

CONCENTRATION OF VALUE

     As of the date of this Prospectus, a significant portion of Basin's production is concentrated in two wells on one platform in the Gulf of Mexico. If mechanical problems, storms, or other events that caused curtailment or cessation of such production were to occur, Basin's cash flow would be materially adversely affected. The Company will remain vulnerable to a disproportionate impact of delays or interruptions of production from these wells until it develops a more diversified production base including additional properties.

ESTIMATES OF RESERVES AND RELATED DATA

     Numerous uncertainties are inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data set forth in this Prospectus or incorporated herein by reference represents only estimates based on available geological, geophysical, production and engineering data, the extent, quality and reliability of which vary. Oil and gas reserve engineering is a subjective process of estimating accumulations of oil and gas that cannot be measured in an exact manner, and estimates of other engineers might differ materially from those shown. The accuracy of any reserve estimate is a function of the quality and quantity of available data, engineering and geological interpretation and judgment. In addition, the estimates of future net cash flow from proved reserves of the Company and the present value thereof are based upon certain assumptions about future production levels, prices, costs and participation, if any, by third parties in the development of the Company's reserves that may not prove correct over time, for reasons which may or may not be under the control of or known to the Company. Any significant variance from these assumptions could materially affect the quantity and value of the Company's reserves as compared to the estimates contained in this Prospectus.


Fluctuations in Quarterly Results

     Basin's quarterly results of operations may fluctuate significantly as a result of variations in oil and gas prices and variations in the Company's drilling activities. Drilling activities can be affected by a number of factors including the need to utilize capital for new acquisitions, availability of permits for drilling or recompletions, weather, seasonal restrictions (such as growing crops and winter game restrictions), governmental regulations and available cash flow.

OPERATING HAZARDS

     The oil and gas business involves a variety of operating risks, including the risk of fire, explosion, blowout, pipe failure, casing collapse, stuck tools, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, pipeline ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to Basin due to injury and loss of life, loss of or damage to wellbores and/or drilling or production equipment, costs of overcoming downhole problems, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Gathering systems and processing facilities are subject to many of the same hazards and any significant problems related to those facilities could adversely affect Basin's ability to market its production. Moreover, offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions. Basin maintains insurance against some, but not all, potential risks; however, there can be no assurance that such insurance will be adequate to cover any losses or exposure for liability. Insurance may not cover downhole operating risks, such as the costs of retrieving stuck equipment.
Furthermore, Basin cannot predict whether insurance will continue to be available at premium levels that justify its purchase or whether insurance will be available at all to cover the risks faced by the Company.

ENVIRONMENTAL REGULATION

     The drilling for and production, handling, transportation and disposal of oil and gas and by-products are subject to extensive regulation under federal, state and local environmental laws. In most instances, the applicable regulatory requirements relate to water and air pollution control and solid waste management measures, permitting requirements, or restrictions on operations in environmentally sensitive areas, such as coastal zones, wetlands, and wildlife habitat. Environmental assessments have not been performed on all of Basin's properties. To date, expenditures for environmental control facilities and for remediation have not been significant in relation to the results of operations of Basin. Basin believes, however, that the trend toward stricter standards in environmental legislation and regulation is likely to continue. Offshore operations are subject to more extensive governmental regulation, including regulation that may, in certain circumstances, impose absolute liability for environmental damage and allow interruption or termination of business activities by government authorities based on environmental or other considerations. The Oil Pollution Act of 1990 (the "OPA") also requires proof of financial responsibility to cover costs of potential oil spills; the amount of such required coverage ranges from $35 million to $150 million based on federal risk assessment. From time to time, legislation has been introduced in Congress which would reclassify oil and gas production wastes as "hazardous waste" under the Resource Conservation and Recovery Act. If such legislation were to pass, it could have a significant adverse impact on the operating costs of Basin, as well as the oil and gas industry in general. Initiatives regulating the disposal of exploration and production waste are also pending or have been enacted in certain states, including states in which Basin conducts operations, and these various initiatives could have a similar impact on the Company.

GOVERNMENTAL REGULATION

     Development, production and sale of oil and gas are subject to extensive federal, state and local governmental regulation which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include, but are not limited to, permits for drilling operations, drilling, plugging and reclamation bonds, operational practices and reporting, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. The Minerals Management Service of the United States Department of the Interior ("MMS") has proposed regulations for valuation of crude oil and natural gas produced from federal leases, including offshore leases, that could require payment of royalties on the basis of indices or benchmarks that may not reflect actual prices received by the Company for its production. The Federal Energy Regulatory Commission has promulgated major regulatory initiatives over the past several years which have had a significant impact on natural gas pricing and natural gas pipeline operations, services and rates. Those changes have significantly altered the marketing of natural gas. Although the purpose of these changes is generally to enhance competition in natural gas marketing, the effect of these changes on the Company's ability to market its gas at reasonable prices from any given property is uncertain. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Under the Outer Continental Shelf Lands Act ("OCSLA") the MMS regulates development and production of oil and gas in federal waters in the Gulf of Mexico and may suspend or terminate operations for violation of MMS rules. Any such suspension or termination could materially and adversely affect the Company's financial condition and operations. There are many legislative proposals pending in Congress and in the legislatures of various states that, if enacted, might significantly affect the oil and gas industry. Basin is not able to predict what will be enacted and thus what effect, if any, such proposals would have on Basin.

COMPETITION

     Competition in the oil and gas industry is intense, particularly with respect to the acquisition of producing properties and proved undeveloped acreage and the acquisition of interests in offshore exploration prospects in the Gulf of Mexico. Major and independent oil and gas companies, as well as individuals and drilling programs, actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop such properties. A number of Basin's competitors have financial resources and exploration and development budgets that are substantially greater than those of Basin, which may adversely affect the Company's ability to compete successfully. In addition, many of the Company's larger competitors may be better able to respond to factors that affect the demand for oil and natural gas production such as changes in worldwide oil and natural gas prices and levels of production, the cost and availability of alternative fuels, and the application of government regulations. The Company commenced operations in the Gulf of Mexico area during 1996, where it had not previously been active. Competition from major and large independent oil and gas companies is significantly greater in this area than in the Rocky Mountain region, where the Company had conducted all of its previous operations.

PRINCIPAL STOCKHOLDER

     Basin's principal stockholder, Michael S. Smith, together with members of his immediate family and trustees for their benefit, beneficially own approximately 30% of Basin's outstanding shares. As a result, Mr. Smith is in a position to substantially influence the outcome of stockholder votes on the election of directors and other matters. In addition, if Mr. Smith were to sell a significant number of his shares, the prevailing market price of the Common Stock could be adversely affected.

DEPENDENCE ON KEY PERSONNEL

     Basin depends to a large extent on the services of its founder and CEO, Michael Smith and certain other senior management personnel. The loss of the services of Mr. Smith or other key personnel could have a potential adverse effect on Basin's operations.

ANTI-TAKEOVER PROVISIONS

     Basin's Restated Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Law make it more difficult to change control of Basin and replace incumbent management. The Company adopted a Stockholders' Rights Plan in 1996, pursuant to which holders of Common Stock of the Company received rights which are exercisable if a person or group of affiliated persons acquires 15% of the Company's outstanding Common Stock or commences a tender or exchange offer, the consummation of which would result in ownership of 15% or more of the Company's outstanding Common Stock. See "Description of Capital Stock--Stockholders' Rights Plan." In addition, the Company has entered into agreements with certain of its executive officers which would require additional payments by the Company if such officers' employment were terminated upon a change of control.

                                   THE COMPANY

GENERAL

     Basin Exploration, Inc. ("Basin" or the "Company") is an independent oil and gas exploration and production company operating in the United States. The Company's business objective is to efficiently increase its proved oil and gas reserves in order to grow production, cash flow, and earnings per share. The Company seeks to accomplish this by exploring for new oil and gas reserves and acquiring proved properties with exploitation or development potential, utilizing advanced technologies.

     The Company currently conducts exploration activities exclusively in the shallow waters of the Gulf of Mexico, offshore Louisiana and Texas. Basin seeks acquisition opportunities both in the vicinity of the Company's exploration activities offshore and in certain geographic areas onshore where the Company's staff has had extensive experience, including the Rocky Mountains and onshore Gulf Coast areas.

     Basin's reserves are located primarily in the Gulf of Mexico and in the Powder River and Green River Basins in Wyoming. At December 31, 1996, the Company's estimated proved reserves totaled approximately 7.9 MMBbl and 29.7 Bcf of natural gas, or 76.9 Bcfe. Most of Basin's proved oil and gas reserves are attributable to Company-operated properties. A significant portion of Basin's reserves at the beginning of 1996 were located in the Denver-Julesburg ("D-J") Basin in eastern Colorado, but such reserves were sold in 1996 to provide funds for other operations, including initiation of operations in the Gulf of Mexico.

     Since commencing operations in the Gulf of Mexico in 1996, the Company has participated in drilling ten wells, of which five have been or are expected to be completed as producers. The Company has operated all but one of these wells, with an average working interest at the time of drilling of approximately 51%. Five of the ten wells drilled to date have been drilled since July 1, 1997, reflecting a recent acceleration in activity after a start-up period during which the Company assembled its initial prospect inventory. As of the date of this Prospectus, the Company has assembled a Gulf of Mexico leasehold inventory of 96,421 gross acres, comprising 63,248 net acres, with more than 20 identified potential exploration prospects, all of which are supported by the Company's interpretations of three-dimensional ("3-D") seismic data. In order to reduce the risks and costs for acreage, drilling and completion operations, the Company uses 3-D seismic and computer-aided exploration and exploitation technology in virtually all of its activities in the Gulf of Mexico. The Company has also closed acquisitions of Gulf of Mexico proved properties totaling more than $18 million in 1997 through the date of this Prospectus.

     Two of the Gulf of Mexico wells that the Company has completed, both located on Eugene Island Block 65, commenced production in August 1997 and now account for a substantial portion of the Company's total oil and gas production. The three other drilled wells that the Company anticipates will commence production, plus an additional Gulf of Mexico well in which the Company acquired an interest after it was drilled and completed, are temporarily suspended pending additional development. Three of these wells, one each on East Cameron Block 378, Eugene Island Block 83, and West Cameron Block 56, are expected to commence production shortly before or during the first quarter of 1998.

     The Company's onshore oil and gas assets are comprised of properties that generally have a relatively stable, long-lived production profile. The Company has identified potential for additional drilling, well deepenings, or secondary recovery on several of the more valuable properties. The Company intends to continue to exploit, and to pursue acquisitions to expand, this asset base.

     The Company currently has a capital budget established for 1997 of approximately $60 million, allocated approximately equally to exploration activities, development, and acquisitions that have already been consummated. This budget could be increased for additional acquisitions or for development of additional exploratory discoveries. The 1997 capital budget represents a significant increase from capital expenditures on oil and gas properties in 1996 and 1995 of approximately $23 million and $16 million, respectively.

HISTORY

     Basin commenced operations in 1981 and completed an initial public offering of its common stock in 1992. From its inception through 1991, the Company primarily acquired, developed and exploited properties in the D-J Basin. Such operations were expanded into other areas within the Rocky Mountain region in 1992, and the Company initiated Rocky Mountain exploration activities in 1993. By December 31, 1994, the Company's estimated proved oil and gas reserves had grown to 247.2 Bcfe, of which 169.2 Bcfe, or 68.4%, were located in the D-J Basin.

     From 1992 through 1994, the D-J Basin was one of the most active drilling areas in the United States and the Company was one of the more active and successful operators in the area. As the basin became increasingly exploited, however, it was the Company's assessment and experience that the number and quality of development projects in the area significantly diminished.

     During 1995, the Company's capital expenditures on oil and gas properties declined to $16 million, from $67 million the year before, and its estimated proved oil and gas reserves declined to 207.1 Bcfe at year-end. Principal factors contributing to these reductions included: (i) a smaller and lower-quality inventory of D-J Basin exploitation projects; (ii) insufficient success in identifying acquisition opportunities and viable exploration plays in the Company's other Rocky Mountain focus areas; and (iii) liquidity constraints caused largely by the Company's higher debt levels.

     In direct response to these developments, the Company implemented a significant redirection of its business strategy and operations between late-1995 and mid-1996, including: (i) the addition of new financial, technical and business development members to its senior management; (ii) the sale of the Company's D-J Basin assets, including approximately 70% of the Company's estimated proved reserves, for $123.5 million; (iii) establishment of a Houston-based Gulf of Mexico exploration team through the hiring of senior geoscientists and petroleum engineers with substantial experience operating in the shallow waters of the Gulf of Mexico; and (iv) a substantial reduction in corporate general and administrative overhead.

     Since the redirection of its business, the Company has significantly increased its proved reserves and production base through Gulf of Mexico drilling activity and acquisitions, and it has established a sizable inventory of Gulf of Mexico leaseholds and prospects for future exploratory drilling.

                                 USE OF PROCEEDS

     Unless a Prospectus Supplement indicates otherwise, the net proceeds to be received by the Company from the sale of the Securities will be used for repayment of indebtedness, to finance the Company's operations, for the continued development of its oil and gas properties and for other general corporate purposes. Pending such application, such net proceeds may be invested in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for the Company was as follows for the years ended December 31, 1996, 1995, 1994, 1993 and 1992:

                                               YEAR ENDED DECEMBER 31,
                                        -------------------------------------
                                         1996   1995   1994   1993    1992
Ratio of earnings to fixed               ----   ----   ----   ----    ----
   charges (unaudited)..................  9.6    (a)    2.6    3.5     3.2

-------------

(a)  Earnings did not cover fixed charges in 1995 by $27.3 million.

     As used in the above calculations, "earnings" means earnings before income taxes and fixed charges, and "fixed charges" means interest on all indebtedness, that portion of rental expense that management believes to be representative of interest expense and capitalized interest.

                         DESCRIPTION OF DEBT SECURITIES

     Debt Securities may be issued from time to time in one or more series by the Company. The Debt Securities will constitute either indebtedness designated as Senior Indebtedness ("Senior Debt Securities"), indebtedness designated as Senior Subordinated Indebtedness ("Senior Subordinated Debt Securities") or indebtedness designated as Subordinated Indebtedness ("Subordinated Debt Securities"). The particular terms of each series of Debt Securities offered by a particular Prospectus Supplement will be described therein. Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities will each be issued under a separate indenture (individually an "Indenture" and collectively the "Indentures") to be entered into prior to the issuance of such Debt Securities. The Indentures will be substantially identical, except for provisions relating to subordination. See "Subordination of Senior Subordinated Debt Securities and Subordinated Debt Securities." A copy of the form of the Indenture is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. There will be a separate Trustee (individually a "Trustee" and collectively the "Trustees") under each Indenture. Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder.

     The following discussion includes a summary description of the material terms of the Indentures, other than terms which are specific to a particular series of Debt Securities and which will be described in the Prospectus Supplement relating to such series. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections, Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections, Articles or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be general unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized for each series. Debt Securities of a series may be issuable in registered form without coupons ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") or in the form of one or more global Securities in registered or bearer form (each, a "Global Security"). Bearer Debt Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities;
(2) any limit on the aggregate principal amount of such Debt Securities; (3) whether such Debt Securities will be issued as Registered Debt Securities, Bearer Debt Securities or any combination thereof, and any limitation on issuance of such Bearer Debt Securities and any provisions regarding the transfer or exchange of such Bearer Debt Securities, including exchange for Registered Debt Securities of the same series; (4) whether any of such Debt Securities are to be issuable in permanent global form and, if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (5) the person to whom any interest on any Debt Security of the series shall be payable, if other than the person in whose name the Debt Security is registered on the Regular Record Date; (6) the date or dates on which such Debt Securities will mature; (7) the rate or rates of interest, if any, or the method of calculation thereof, which such Debt Securities will bear, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (8) the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest on such Debt Securities will be payable, the Regular Record Date for any interest payable on any Interest Payment Date and any provision for the deferral of interest payments; (9) whether any such interest will be payable in cash, through the issuance of additional Debt Securities, through the issuance of Common Stock, through some combination of cash and additional Debt Securities or through some combination of cash and Common Stock; (10) the place or places where the principal of, premium, if any, and interest on such Debt Securities will be payable; (11) the period or periods within which, the events upon the occurrence of which, and the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto;
(12) the obligations of the Company, if any, to redeem or repurchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holders thereof; (13) the denominations in which any such Debt Securities will be issuable, if other than denominations of US $1,000 and any integral multiple thereof; (14) the units of payment of principal of, premium, if any, and interest on such Debt Securities if other than US dollars, which units may consist of currency, currencies, currency unit or units, or securities; (15) any index or formula to be used to determine the amount of payments of principal, premium, if any, and interest on such Debt Securities, and any commodities, currencies, currency units or indices, or value, rate or price, relevant to such determination; (16) if the principal of, premium, if any, or interest on such Debt Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currencies or currency units in which payment of the principal of, premium, if any, and interest on such Debt Securities as to which election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (17) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities of the series which will be payable upon acceleration of the Maturity thereof; (18) whether such Debt Securities are subordinate in right of payment to any Senior Indebtedness of the Company and, if so, the terms and conditions of such subordination and the aggregate principal amount of such Senior Indebtedness outstanding as of a recent date;
(19) any covenants to which the Company may be subject with respect to such Debt Securities; (20) the applicability of the provisions described under "Defeasance" below; (21) the terms and conditions, if any, pursuant to which such Debt Securities are convertible into or exchangeable for Common Stock or other securities; (22) if the principle amount payable at the Stated Maturity of the Debt Securities is not determinable upon original issuance or at any time prior to Maturity, the amount that is deemed to be the principal amount outstanding at any time; (23) the terms of any guarantee of the payment of principal and interest on the Debt Securities; (24) any additions, deletions or changes in the Events of Default with respect to the Debt Securities and (25) any other terms of such Debt Securities.

     Debt Securities may be issued at a discount from their principal amount. United States federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any series of Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, premium, if any, and interest on any series of Debt Securities are payable in a foreign currency or currencies, a foreign currency unit or units or in securities, the restrictions, elections, general tax considerations, specific terms and other information with respect to such series of Debt Securities will be set forth in the applicable Prospectus Supplement.

     Debt Securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more commodities, currencies, currency units or indices. Holders of such Debt Securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on the applicable dates of the applicable currency, currency unit, commodity or index. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, currency units, commodities or indices to which the amount payable on such date is linked and any additional tax considerations will be set forth in the applicable Prospectus Supplement.

SENIOR DEBT SECURITIES

     The Senior Debt Securities will rank pari passu with all other unsecured and unsubordinated debt of the Company and senior to the Senior Subordinated Debt Securities and Subordinated Debt Securities.

SUBORDINATION OF SENIOR SUBORDINATED DEBT SECURITIES, SUBORDINATED DEBT SECURITIES AND GUARANTEES

     The payment of the principal of, premium, if any, and interest on the Senior Subordinated Debt Securities and the Subordinated Debt Securities will, to the extent set forth in the respective Indentures governing such Senior Subordinated Debt Securities and Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Senior Subordinated Debt Securities or the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities or Subordinated Debt Securities, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, will be entitled to receive any payment upon the principal of, premium, if any, or interest on such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be. No payments on account of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period, or a default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceedings shall be pending with respect to any such default. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock, and certain subordinated securities, of the Company) upon conversion, redemption or otherwise of a Senior Subordinated Debt Security or Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Senior Subordinated Debt Security or Subordinated Debt Security, as the case may be.

     By reason of such provisions, in the event of insolvency, holders of Senior Subordinated Debt Securities and Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness with respect thereto.

     The term "Senior Indebtedness," means the obligations of the Company with respect to (i) Indebtedness of the Company under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof and (ii) any other Indebtedness of the Company (other than the Securities), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or that such indebtedness is PARI PASSU with or junior to the Securities. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness of the Company to a subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) indebtedness incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for Federal, state, local or other taxes owed or owing by the Company, (vi) any indebtedness of the Company that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, and (vii) indebtedness evidenced by Senior Subordinated Debt Securities.

     If this Prospectus is being delivered in connection with a series of Senior Subordinated Debt Securities or Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the Company's most recent fiscal quarter.

FORM, EXCHANGE, REGISTRATION, CONVERSION, TRANSFER AND PAYMENT

     Debt Securities are issuable in definitive form as Registered Debt Securities, as Bearer Debt Securities or both. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Debt Securities will have interest coupons attached. Debt Securities are also issuable in temporary or permanent global form.

     Registered Debt Securities of any series (other than a Global Security) will be exchangeable for other Registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, with respect to any series of Bearer Debt Securities, at the option of the holder, subject to the terms of the Indenture, such Bearer Debt Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable into Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture.

     In connection with its sale during the restricted period (as defined below), no Bearer Debt Security (including a Debt Security in permanent global form that is either a Bearer Debt Security or exchangeable for Bearer Debt Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "--Limitations on Issuance of Bearer Debt Securities") and a Bearer Debt Security may be delivered outside the United States in definitive form in connection with its original issuance only if prior to delivery the person entitled to receive such Bearer Debt Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Debt Security is owned by: (a) a person (purchasing for its own account) who is not a United States person (as defined under "--Limitations on Issuance of Bearer Debt Securities"); (b) a United States person who (i) is a foreign branch of a United States financial institution purchasing for its own account or for resale or
(ii) acquired such Bearer Debt Security through the foreign branch of a United States financial institution and who for purposes of the certification holds such Bearer Debt Security through such financial institution on the date of certification and, in either case, such United States financial institution certifies to the Company or the distributor selling the Bearer Debt Security within a reasonable time stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or (c) a United States or foreign financial institution for purposes of resale within the "restricted period" as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution described in clause (c) of the preceding sentence (whether or not also described in clauses (a) and (b)) must certify that it has not acquired the Bearer Debt Security for purpose of resale, directly or indirectly, to a United States person or to a person within the United States or its possessions. In the case of a Bearer Debt Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security or upon exchange of a portion of a temporary global Debt Security.

     Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Company or its agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

     The Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period of 15 days prior to the mailing of a notice of redemption of Debt Securities of that series; or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except that any Bearer Debt Security exchangeable for a Registered Debt Security of that series may be so exchanged during the period preceding the redemption date therefor which is simultaneously surrendered for redemption.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations, in the designated currency or currency unit, at the offices of such Paying Agents ("Paying Agents") outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States; provided, however, that the written certification described above under "-- Form, Exchange, Registration, Conversion, Transfer and Payment" has been delivered prior to the first actual payment of interest. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Debt Securities upon presentation to the Company or its designated Paying Agents within the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest on Bearer Debt Securities denominated and payable in US dollars will be made at the office of the Company's Paying Agent in the United States, if (but only if) payment of the full amount thereof in US dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest on Registered Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the Regular Record Date for such interest.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as a Paying Agent for the Trustee for payments with respect to Debt Securities which are issuable solely as Registered Debt Securities, and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Debt Securities) which are issued solely as Bearer Debt Securities, or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issued solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issued as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the United States for principal payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

     All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

TEMPORARY GLOBAL SECURITIES

     If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are issuable as Bearer Debt Securities will initially be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Debt Security and described in the applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in the applicable Prospectus Supplement, but, unless otherwise specified in the applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "-- Form, Exchange, Registration, Conversion, Transfer and Payment." No Bearer Debt Security delivered in exchange for a portion of a temporary global Debt Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange.

     Unless otherwise specified in the applicable Prospectus Supplement, interest in respect of any portion of a temporary global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities or a permanent global Debt Security will be paid to each of Euroclear and CEDEL with respect to the portion of the temporary global Debt Security held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Debt Security to the respective accounts for which it holds such temporary global Debt Security only upon receipt in each case of written certification in the form and to the effect described above under "-- Form, Exchange, Registration, Conversion, Transfer and Payment" as of the relevant Interest Payment Date regarding the portion of such temporary global Debt Security on which interest is to be so credited.

PERMANENT GLOBAL SECURITIES

     If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for a portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in any such Global Security representing all or a portion of a series of Debt Securities will be described in the applicable Prospectus Supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including securities in permanent global form that are either Bearer Debt Securities or exchangeable for Bearer Debt Securities) will not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (generally, the first 40 days after the closing date, and, with respect to unsold allotments, until sold) within the United States or to United States persons (each as defined below) other than to an office located outside the United States of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the United States Treasury Regulations thereunder, or to certain other persons described in Section 1.163-5(c)(2)(i)(D)(1)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Debt Securities will not be delivered in connection with their sale during the restricted period within the United States. Any underwriters and dealers participating in the offering of Bearer Debt Securities must covenant that they will not offer or sell during the restricted period any Bearer Debt Securities within the United States or to United States persons (other than the persons described above) or deliver in connection with the sale of Bearer Debt Securities during the restricted period any Bearer Debt Securities within the United States and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Debt Securities are aware of the restrictions described above. No Bearer Debt Security (other than a temporary global Bearer Debt Security) will be delivered in connection with its original issuance nor will interest be paid on any Bearer Debt Security until receipt by the Company of the written certification described above under "--Form, Exchange, Registration, Conversion, Transfer and Payment." Each Bearer Debt Security, other than a temporary global Bearer Debt Security, will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the states and the District of Columbia) and its possessions.

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal (or premium, if any) on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, which failure continues for 30 days;
(c) failure to perform any other covenant of the Company in the applicable Indenture or any other covenant to which the Company may be subject with respect to Debt Securities of that series (other than a covenant solely for the benefit of a series of Debt Securities other than that series), which failure continues for 90 days after written notice as provided in the applicable Indenture; and
(d) certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, by notice as provided in the applicable Indenture, may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately, except that upon the occurrence of an Event of Default specified in (d) above, the principal amount (or in the case of Original Issue Discount Securities, such portion) of all Debt Securities shall be immediately due and payable without any action by the Trustee or any Holder. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

     The Indentures will provide that, subject to the duty of the respective Trustees thereunder during an Event of Default to act with the required standard of care, each such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such Holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the same series shall have written requests, and offered reasonable indemnity, to such Trustee to institute such a proceeding, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

     The Company is required to furnish to the Trustees annually a statement as to the performance by the Company of its obligations under the respective Indentures and as to any default in such performance.

MODIFICATION AND WAIVER

     The Indenture provides that Supplemental Indentures may be entered into by the Company and the Trustee without the consent of any Holders of Debt Securities in certain limited circumstances, including (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole and certain other events specified in the "Merger, Consolidation and Sale of Substantially All Assets" covenant, (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (v) to make any change in the Debt Securities of any or all series that does not adversely affect the rights of any Holder of Debt Securities of the affected series in any material respect, (vi) to add Subsidiary guarantors pursuant to the procedures set forth in the Indentures, and (vii) certain other modifications and amendments as set forth in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities, of any series then outstanding, to execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Debt Securities of such series, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of Debt Securities of such series then outstanding, among other things,
(i) reduce the principal amount of Debt Securities of such series whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time of payment of interest on any Debt Securities, (iii) change the currency in which any amount due in respect of the Debt Securities is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Debt Securities or alter the redemption or repurchase provisions with respect thereto, (v) reduce the relative ranking of any Debt Securities, (vi) release any security that may have been granted in respect of the Debt Securities, (vii) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Debt Securities and (viii) make certain other significant amendments or modifications as specified in the Indenture.

     The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive compliance by the Company with certain covenants of the applicable Indenture and any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of any Holders of any series of outstanding Debt Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety (treating the Company and each of its Subsidiaries as a single consolidated entity) to, any corporation, and any other corporation may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, the Company, provided that the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the laws of the United States of America or any political subdivision thereof, and assumes the Company's obligations under each series of Outstanding Debt Securities and the Indentures applicable thereto and that the Trustee is satisfied that, after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

DEFEASANCE

     If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company at its option (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or (ii) will be released from its obligations to comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Debt Securities of such series, and the occurrence of certain Events of Default as specified in the applicable Prospectus Supplement with respect to the Debt Securities of such series, shall no longer be Events of Default, if, in either case, the Company irrevocably deposits with the applicable Trustee, in trust, money, Government Obligations of the government issuing the currency in which the Debt Securities of the relevant series are denominated or a combination thereof that through the payment of interest thereon and principal thereof in accordance with the terms will provide money in an amount sufficient to pay all the principal of and premium, if any, and interest on the Securities of such series on the dates such payments are due (up to the Stated Maturity Date, or the Redemption Date, as the case may be) in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (a) 123 days pass after the deposit is made and during the 123-day period no Event of Default described in clause (d) under "Events of Default" shall have occurred and be continuing at the end of such period and (b) the Company shall have delivered an Opinion of Counsel to the effect that (i) the Holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred, and (ii) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable Indenture. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and Government Obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect to such payments.

     Notwithstanding the description set forth under "Subordination of Senior Subordinated Debt Securities and Subordinated Debt Securities" above, in the event that the Company deposits money or Government Obligations in compliance with the Indenture that governs any Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be, in order to defease all or certain of its obligations with respect to the applicable series of Debt Securities, the money or Government Obligations so deposited will not be subject to the subordination provisions of the applicable Indenture and the indebtedness evidenced by such series of Debt Securities will not be subordinated in right of payment to the holders of applicable Senior Indebtedness to the extent of the money or Government Obligations so deposited.

REGARDING THE TRUSTEES

     The Indentures contain certain limitations on the right of each Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is a default under the Debt Securities issued under the applicable Indenture, it must eliminate such conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

     The Company's Certificate of Incorporation currently authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.01 per share, issuable in series. The board of directors of the Company is authorized to approve the issuance of one or more series of Preferred Stock without further authorization of the stockholders of the Company and to fix the number of shares, the designations, the relative rights and preferences and the limitations of any such series.

     At the date of this Prospectus, no shares of preferred stock were issued and outstanding, and 500,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance in connection with the Company's Stockholders' Rights Plan dated February 24, 1996 (the "Rights Plan"). See "Description of Common Stock-Stockholders' Rights Plan." The terms of the Company's currently authorized Series A Junior Participating Preferred Stock do not limit the issuance of other series of Preferred Stock ranking as to dividends and payments upon liquidation senior to, on a parity with or junior to such existing Preferred Stock.

     The applicable Prospectus Supplement will set forth the number of shares, particular designation, relative rights and preferences and the limitations of any series of Preferred Stock in respect of which this Prospectus is delivered. The particular terms of any such series will include the following:

     (i) The maximum number of shares to constitute the series and the designation thereof;

     (ii) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether dividends will be cumulative and whether such dividends shall be paid in cash, Common Stock or otherwise;

     (iii) Whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

     (iv) The liquidation preference, if any, applicable to shares of the series;

     (v) Whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

     (vi) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company or another corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

    (vii) The voting rights, if any, of the shares of the series;

   (viii) The currency or units based on or relating to currencies in which such series is denominated and/or in which payments will or may be payable;

     (ix) The methods by which amounts payable in respect of such series may be calculated and any commodities, currencies or indices, or price, rate or value, relevant to such calculation;

     (x)  Any listing of the shares of the series on a securities exchange; and

     (xi) Any other preferences and relative, participating, optional or other rights or qualifications, limitations or restrictions thereof.

     Any material United States federal income tax consequences and other special considerations to any offered Preferred Stock will be described in the Prospectus Supplement relating to the offering and sale of such Preferred Stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for each series of Preferred Stock will be designated in the related Prospectus Supplement.

                           DESCRIPTION OF COMMON STOCK

GENERAL

     The following is a description of certain general terms and provisions of the Common Stock. The summary of terms of the Company's Common Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation, Bylaws and Rights Plan, each of which has been incorporated by reference herein.

     The Company's Restated Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock, $.01 par value. All issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of holders of Common Stock. The Common Stock does not have cumulative voting rights. Each share of Common Stock is entitled to participate equally in dividends, as and when declared by the Company's board of directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of the Company's preferred stock. The shares of Common Stock have no preemptive or conversion rights, redemption rights or sinking fund provisions.

STOCKHOLDERS' RIGHTS PLAN

     On February 24, 1996, the Company's board of directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock. The description and terms of the Rights are set forth in the Rights Agreement which is incorporated herein by reference. The distribution was made as of March 6, 1996, to stockholders of record on that date. Each Right entitles the registered holder of Common Stock to purchase from the Company one one-hundredth (1/100) of a share of preferred stock, designated as Series A Junior Participating Preferred Stock, at a price of $18.75 per one one-hundredth (1/100) of a share, subject to adjustments. The Rights will expire at the close of business on March 6, 2006, unless the expiration date is extended or unless the Rights are earlier redeemed or exchanged by the Company as described in the Rights Agreement.

     Initially, the Rights will not be exercisable or represented by a separate certificate but will trade together with the Common Stock. The Rights, unless redeemed prior thereto, become exercisable only upon the close of business on the day which is the earlier of (a) the tenth day after a public announcement that a person or group of affiliated or associated persons, with certain exceptions as noted in the Rights Agreement, has acquired beneficial ownership of 15% or more of the Company's outstanding Common Stock (an "Acquiring Person") or (b) the tenth business day (or such later date as may be determined by the Company's board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the commencement or announcement of an intention to commence a tender or exchange offer, the consummation of which would result in the ownership of 15% or more of the Company's outstanding Common Stock. All issuances of Common Stock after the date of the Rights Agreement will include Rights.

TRANSFER AGENT AND REGISTRAR

     The co-transfer agents and co-registrars for the Common Stock are Corporate Stock Transfer, Inc., and First Interstate Bank of California.

LISTING

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol BSNX.

                             DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue Warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities. Warrants may be issued, subject to regulatory approvals, independently or together with any Common Stock, Preferred Stock or Debt Securities, as the case may be, and may be attached to or separate from such Common Stock, Preferred Stock or Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

     The applicable Prospectus Supplement will describe the following terms of any Warrants in respect of which this Prospectus is delivered: (i) the title of such Warrants; (ii) a description of the securities (which may include shares of Common Stock, shares of Preferred Stock or Debt Securities) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) the periods during which the Warrants are exercisable; (v) the number of shares of Common Stock or Preferred Stock or the amount of Debt Securities for which each Warrant is exercisable; (vi) the exercise price for such Warrants, including any changes to or adjustments in the exercise price;
(vii) the currency or currencies, including composite currencies, in which the exercise price of such Warrants may be payable; (viii) if applicable, the designation and terms of the shares of Preferred Stock with which such Warrants are issued; (ix) if applicable, the terms of the Debt Securities with which such Warrants are issued; (x) if applicable, the number of Warrants issued with each share of Common Stock or Preferred Stock or Debt Security; (xi) if applicable, the date on and after which such Warrants and the related shares of Common Stock or Preferred Stock or Debt Securities will be separately transferable; (xii) if applicable, a discussion of certain United States federal income tax considerations; (xiii) any listing of the Warrants on a securities exchange; and
(xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              SELLING STOCKHOLDER

     Common Stock owned by Michael S. Smith, Chairman of the Board, President and Chief Executive Officer, may be offered for Mr. Smith's account pursuant to this Prospectus. The following table sets forth information as of September 22, 1997 regarding the Common Stock owned by Mr. Smith, which may be offered hereunder.

                                                                                                   SHARES BENEFICIALLY
                              SHARES BENEFICIALLY OWNED                                              OWNED AFTER THE
                                PRIOR TO THE OFFERING                                                    OFFERING
                        -------------------------------------                                   --------------------------
        SELLING                                                     NUMBER OF SHARES TO BE
      STOCKHOLDER             NUMBER             PERCENT             SOLD IN THE OFFERING          NUMBER       PERCENT
----------------------- ------------------  -----------------  -------------------------------- ------------- ------------
Michael S. Smith           3,248,150(1)           30.13             Not to exceed 300,000*            *            *


--------------

*    To be included in a Prospectus Supplement

(1) Includes 2,675,150 shares held by Mr. Smith; 304,300 shares held by Iris Smith, Mr. Smith's wife; 96,000 shares held by trusts for Mr. Smith's children, of which Mr. Smith is trustee; and 92,700 shares held by KaiTar Foundation, a nonprofit charitable foundation of which Mrs. Smith is president and Mr. Smith is vice-president. Mr. Smith has no voting or investment power with respect to the shares held by Iris Smith and disclaims beneficial ownership of such shares. Mr. Smith, in his capacity as the trustee of the trusts for his children and as vice president of KaiTar Foundation, has voting and investment power with respect to the shares held in such capacity and may be deemed to be the beneficial owner of such shares but disclaims beneficial ownership of such shares. Also includes options for 60,000 shares exercisable within 60 days and 20,000 performance shares, the restrictions on which lapse December 31, 1999.

                              PLAN OF DISTRIBUTION

     The Company may offer and sell the Debt Securities, Preferred Stock, Common Stock and Warrants to or through underwriters or dealers, and also may offer and sell Debt Securities, Preferred Stock, Common Stock and Warrants directly to other purchasers or through agents.

     The distribution of the Securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

     Each Prospectus Supplement will set forth the terms of the offering of the particular series of Securities to which the Prospectus Supplement relates, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities, the proceeds to the Company or the selling stockholder, if applicable, from the sale of such series of Securities, the use of such proceeds, any initial public offering price or purchase price of such series of Securities, any underwriting discount or commission, any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, any commissions paid to any agents, and the securities exchanges, if any, on which such Securities will be listed. Any initial public offering price or purchase price and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers may be changed from time to time.

     In connection with distributions of Common Stock or otherwise, the Company may enter into hedging transactions with broker-dealers in connection with which such broker-dealers may sell Common Stock registered hereunder in the course of hedging through short sales the positions they assumed with the Company.

     In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company, the selling stockholder, if applicable, or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     The sale of all or a portion of the shares of Common Stock offered hereby by the Selling Stockholder may be effected from time to time on any exchange on which the Common Stock is then listed at prevailing prices at the time of such sale, at prices related to such prevailing prices or at negotiated prices. The Selling Stockholder may sell all or a portion of the shares offered hereby in private transactions or in the over-the-counter market at prices related to the prevailing prices of the shares on the Nasdaq National Market.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company or the selling stockholder against certain liabilities, including liabilities under U.S. securities legislation.

     The Company may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any.

     Certain underwriters and selling group members (if any) who are qualifying registered market makers on the Nasdaq National Market may engage in passive market making transactions in the Common Stock on the Nasdaq National Market in accordance with Rule 10b-6A under the Securities Exchange Act of 1934, as amended, during the two business day period before commencement of offers or sales of the Common Stock.

     The place and date of delivery for the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Securities in respect of which this Prospectus is being delivered (other than Common Stock) will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.

     Certain of the underwriters and their affiliates may from time to time perform various commercial banking and investment banking services for the Company, for which customary compensation is received.

                                     EXPERTS

     The consolidated financial statements of the Company, included in its Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP, or any successor independent accounting firm that has audited the Company's financial statements, also will be incorporated by reference in this Prospectus and elsewhere in the Registration Statement in reliance upon the authority of such firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

     Estimates of historical onshore oil and natural gas reserves of the Company as of December 31, 1994, 1995 and 1996, incorporated by reference herein are based upon engineering studies prepared by the Company and audited by the independent engineering firm of Netherland, Sewell & Associates, Inc. Estimates of historical offshore reserves of the Company as of December 31, 1996, incorporated by reference herein are based upon engineering studies prepared by the independent engineering firm of Ryder Scott Company Petroleum Engineers. Such estimates are incorporated by reference herein (to the extent covered by consents filed with the Commission) in reliance upon the authority of such firms as experts in such matters.

                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the Securities will be passed upon for the Company by Davis, Graham & Stubbs LLP, Denver, Colorado. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the applicable Prospectus Supplement.

                                    GLOSSARY

     The terms defined in this section are used throughout this Prospectus.

     2-D seismic data. Seismic data that are acquired and processed to yield a two-dimensional cross section of the subsurface.

     3-D seismic data. Seismic data that are acquired and processed to yield a three-dimensional picture of the subsurface.

     Bcf. Billion cubic feet (of gas).

     Bcfe. Billion cubic feet (of gas) equivalent.

     Exploitation. The conduct of a drilling or recompletion operation intended to recover reserves from a formation known to be productive in the area or on trend with existing production but not classifiable as proved.

     Exploratory well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

     Gross acres. An acre in which a working interest is owned.

     MMBbl. One million barrels of crude oil or other liquid hydrocarbons.

     Net acres. The sum of the fractional working interests owned in gross acres.

     Productive well. A well that is producing oil or gas or that is capable of production.

     Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether such acreage contains proved reserves.

     Working interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and to share in the production.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATES HEREOF OR THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                 --------------

                                TABLE OF CONTENTS


                                                              PAGE
                            PROSPECTUS

Available Information............................................2
Incorporation of Certain Documents by Reference..................2
Special Note Regarding Forward-looking Statements................3             BASIN EXPLORATION, INC.
Risk Factors.....................................................4
The Company......................................................9
Use of Proceeds.................................................11
Ratio of Earnings to Fixed Charges .............................11
Description of Debt Securities..................................11
Description of Preferred Stock..................................21
Description of Common Stock.....................................22
Description of Warrants.........................................23
Selling Stockholder.............................................23
Plan of Distribution............................................25
Experts.........................................................26
Legal Matters...................................................26
Glossary........................................................27

                                                                              Dated ____________, 1997


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant in connection with the distribution of the securities being registered:


Securities and Exchange Commission registration fee.............       $60,607
Blue Sky fees and expenses......................................        20,000
NASDAQ/NMS listing fees.........................................        35,000
NASD filing fee ................................................        10,000
Rating agency fees .............................................        75,000
Transfer Agent fees ............................................        10,000
Legal ..........................................................       275,000
Printing .......................................................       175,000
Accounting .....................................................       100,000
Miscellaneous...................................................        39,393
                                                                  ------------
         TOTAL..................................................  $    800,000
                                                                  ============


All amounts listed above, except for the registration fee, are estimates.

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Bylaws and Restated Certificate of Incorporation of Basin Exploration, Inc. (the "Company") provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. Section 145 of the Delaware General Corporation Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Additionally, the Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to Basin or its stockholders; (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase of redemption of shares in violation of the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit.

     A policy of directors' and officers' liability insurance is maintained by the Company, which policy insures directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933.

ITEM 16 - EXHIBITS

        1.1    Form of Underwriting Agreement - Equity**

        1.2    Form of Underwriting Agreement - Debt**

        4.1    Restated Certificate of Incorporation of Basin1

        4.2    Restated Bylaws of Basin/1/

        4.3 Certificate of Designations for Series A Junior Participating Preferred Stock/2/

        4.4    Common Stock Certificate of Basin/1/

        4.5    Form of Indenture for Debt Securities*

        4.6    Form of Debt Security**

        4.7    Form of Preferred Stock Certificate**

        4.8 Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)**

        4.9 Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)**

        4.10 Form of Debt Warrant Agreement (including form of Debt Warrant Certificate)**

        4.11   Form of Certificate of Designations of Preferred Stock**

        4.12 Form of Rights Agreement dated as of February 24, 1996, between Basin Exploration, Inc. and Corporate Stock Transfer, Inc. as Rights Agent/2/

        5.1    Opinion and Consent of Davis, Graham & Stubbs LLP*

        12.1   Statement re Computation of Ratios*

        21     Subsidiaries/3/

        23.1   Consent of Arthur Andersen LLP*

        23.2   Consent of Netherland, Sewell & Associates, Inc.*

        23.3   Consent of Ryder Scott Company*

        23.4   Consent of Davis, Graham & Stubbs LLP - see Exhibit 5.1*

        24.1   Power of Attorney (included on signature pages)*

        25     Statement of Eligibility of Trustee on Form T-1**

        27     Financial Data Schedule**

---------------

*    Filed herewith.

1 Filed as an Exhibit to Basin's Registration Statement on Form S-1 as filed on March 17, 1992, Registration No. 33-46486, and incorporated herein by reference.

2 Filed as Exhibit 4.1 to the Company's Registration Statement or Form 8-A, as filed on February 27, 1996 and incorporated herein by reference.

3 Filed as an Exhibit to Form 10-K filed on March 31, 1997, and incorporated herein by reference.

**   To be filed by amendment or subsequently incorporated by reference herein.


ITEM 17 - UNDERTAKINGS

     The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offers (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

          PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Basin pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

     (b) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (c) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where the interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 22nd day of September, 1997.


                                     BASIN EXPLORATION, INC.


                                     By:  /s/ MICHAEL S. SMITH
                                          --------------------------------------
                                          Michael S. Smith, President, Chief
                                          Executive Officer and Chairman of the
                                          Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated, and, KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael S. Smith, Howard L. Boigon and Neil L. Stenbuck, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.

            SIGNATURE                            TITLE                          DATE

/s/ MICHAEL S. SMITH
------------------------------------- President, Chief Executive            September 18, 1997
Michael S. Smith                      Officer and Chairman of the
                                      Board (Principal Executive Officer)


/s/ HOWARD L. BOIGNON
------------------------------------- Vice President - General Counsel,     September 18, 1997
Howard L. Boigon                      Secretary and Director


/s/ NEIL L. STENBUCK
------------------------------------- Vice President, Chief Financial       September 18, 1997
Neil L. Stenbuck                      Officer and Director


/s/ JAMES A. TUELL
------------------------------------- Controller, Principal Accounting      September 18, 1997
James A. Tuell                        Officer



                                      II-5



/s/ JOHN F. GREENE
------------------------------------- Director                              September 19, 1997
John F. Greene


/s/ J. PAUL HELLSTROM
------------------------------------- Director                              September 19, 1997
J. Paul Hellstrom


/s/ MICHAEL A. NICOLAIS
------------------------------------- Director                              September 19, 1997
Michael A. Nicolais


/s/ LARRY D. UNRUH
------------------------------------- Director                              September 19, 1997
Larry D. Unruh


                                  EXHIBIT INDEX


         4.5      Form of Indenture for Debt Securities

         5.1      Opinion and Consent of Davis, Graham & Stubbs LLP

         12.1     Statement re Computation of Ratios

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Netherland, Sewell & Associates, Inc.

         23.3     Consent of Ryder Scott Company

         23.4     Consent of Davis, Graham & Stubbs LLP - see Exhibit 5.1

         24.1     Power of Attorney (included on signature pages)



                                      II-7